UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55021	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3876 Bay Center Place

Hayward Ca 94545

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On October 31, 2013, CymaBay Therapeutics, Inc. issued an aggregate of 664,300 shares of common stock, and warrants to purchase 132,860 shares of common stock, to approximately 73 investors. The shares and warrants were issued to the investors in reliance on Rule 506 of Regulation D, in that all of the investors represented that they were “accredited investors” as that term is defined in Regulation D. The shares and related warrants were sold for an aggregate offering price of $3,321,500. National Securities Corporation, or NSC, acted as placement agent with respect to all of the shares and related warrants issued in the transaction, and received an aggregate placement agent commission of $459,544.85 in cash and warrants to purchase 66,430 shares of common stock at an exercise price of $5.75 per share. The warrants were issued to NSC in reliance on Rule 506 of Regulation D, in that NSC represented it was an “accredited investor” as that term is defined in Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Harold Van Wart
Name:	Harold Van Wart
Title:	Chief Executive Officer

Dated: October 31, 2013